EXHIBIT 24




                       POWER OF ATTORNEY


     We, the undersigned officers and directors of Crompton & Knowles Corporation, hereby severally constitute and appoint Vincent A. Calarco, Charles J. Marsden, and John T. Ferguson II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission Registration Statement No.____________ on Form S-8 for The Crompton & Knowles Corporation Employee Stock Ownership Plan, and any and all amendments thereto, and to take such other action as such attorney or attorneys may deem necessary or appropriate in connection with such Registration Statement.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on April 28, 1998.


     Signature          Title              Signature          Title


Principal Executive
Officer:
                      Chairman of the
                      Board, President,
/s/Vincent A. Calarco CEO & Director       /s/Robert A. Fox   Director
   Vincent A. Calarco                         Robert A. Fox



Principal Financial                       /s/Roger L. Headrick Director
Officer:                                     Roger L. Headrick

                      Senior Vice President,
                      Chief Financial Officer,
/s/Charles J. Marsden & Director           /s/Leo I. Higdon, Jr. Director
   Charles J. Marsden                         Leo I. Higdon, Jr.


Principal Accounting                       /s/C.A. Piccolo   Director
Officer:                                      C.A. Piccolo

                   Vice President,
/s/Peter Barna     Finance                /s/Patricia K. Woolf  Director
   Peter Barna                               Patricia K. Woolf



/s/James A. Bitonti  Director
   James A. Bitonti